Exhibit 99.1

CIBER, Inc.

6363 South Fiddler’s Green Circle, Suite 1400

Greenwood Village, CO  80111

www.ciber.com

For Immediate Release	Contact:	Doug Eisenbrandt	Robin Caputo
		Director/Investor Relations	VP, Marketing & PR
		303-220-0100	303-267-3876
		deisenbrandt@ciber.com	rcaputo@ciber.com

CIBER INC. ANNOUNCES LEADERSHIP SUCCESSION

CEO Mac Slingerlend Retires and is Named President Emeritus

Executive VP and CFO Peter Cheesbrough to Serve as Interim CEO

Paul Jacobs to Succeed Bobby Stevenson as Non-Executive Chairman

Company Affirms First Quarter 2010 Guidance

GREENWOOD VILLAGE, Colo.  — April 12, 2010 — The board of directors of CIBER, Inc. (NYSE: CBR) today announced a leadership succession to further enhance the company’s position in the market as business conditions continue to improve globally. Peter H. Cheesbrough, executive vice president and chief financial officer, has been named interim president and chief executive officer, effective immediately. He succeeds Mac J. Slingerlend, who has retired as president, chief executive officer and director and has been named president emeritus.   Mr. Slingerlend has agreed to be available as a consultant to the company during the transition. The board has established a search committee and has retained an internationally recognized executive search firm, Heidrick & Struggles, to identify Mr. Slingerlend’s permanent successor.

In addition, Paul A. Jacobs, who has served on the board since 2005, has been named non-executive chairman of the board.  He succeeds CIBER founder Bobby G. Stevenson, who remains a director and will stand for re-election to the board at its Annual Meeting of Shareholders on June 2, 2010.  Mr. Stevenson has also accepted a role as executive lecturer in the Rawls College of Business at Texas Tech University where he received an honorary doctorate in 2001.

On behalf of the board, Mr. Jacobs said, “With a talented and committed organization that delivers best-in-class client satisfaction, technology services and solutions that address critical business needs and an improving balance sheet, CIBER has a strong foundation on which to build a bright future.  With evidence of increasing technology spending in the public and private sector, now is an opportune time to bring in new leadership that will bring a collaborative, innovation-oriented management style and strategy to help position CIBER for even greater success in the future.”

“Bobby and Mac have each played significant roles in the development of CIBER over the course of the past several decades, guiding its growth from a $20 million company to the $1 billion global organization it is today. We appreciate their contributions to the enduring success of the enterprise and look forward to their continued counsel.”

He continued, “We are fortunate to have within CIBER very strong management talent to lead the company forward as we conduct our search. We are confident that Peter Cheesbrough, who joined our organization as a director and audit committee chair in 2002 and assumed his present management positions in 2007, will assure that our team performs seamlessly for our customers and shareholders.”

Mr. Cheesbrough said, “We are excited about CIBER’s potential to bring greater value to our international client base by providing practical, innovative solutions and services that meet their changing needs.”

“We have made good progress in 2009 and early 2010 in terms of repositioning CIBER for future growth.  As such, we are affirming our Q1 2010 earnings and revenue guidance which was disclosed on February 22, 2010 and expect to report first quarter 2010 financial results on May 5, 2010,” continued Mr. Cheesbrough.  “I look forward to working closely with the talented team we have at CIBER to move the business forward through this interim period.”

Mr. Slingerlend said, “I have fought the fight a long time.  For 20 years, from $20 million to $1 billion, from one country to eighteen, from staffing to ERP solutions and from private company to a New York Stock Exchange listing, I have enjoyed leading a great band of employees.  After twelve years as CIBER’s chief executive officer, I think it is time for new leadership to take this great engine we have built to greater heights.  I want to thank everyone who has supported me along this journey and wish everyone the best.  I look forward to assisting the company in any way I can going forward.”

Mr. Cheesbrough joined CIBER as executive vice president and chief financial officer in October 2007, bringing considerable experience in accounting and finance—from general management to domestic and international financial transactions—to CIBER’s leadership. Mr. Cheesbrough joined CIBER’s board of directors in 2002 and remains a board member.

Mr. Cheesbrough previously served as chief financial officer and vice president and general manager of Navigant Biotechnologies, a Denver-based firm that develops techniques to improve the safety of the nation’s blood supply. From 1983 — 1999, he held senior management positions at Echo Bay Mines Ltd., most recently as senior vice president of finance and chief financial officer. He has also served on the board of directors for Health Grades, Inc., a Golden, Colorado-based company that helps consumers conduct research on physicians, hospitals, and nursing homes.

Mr. Jacobs has been a director of CIBER since February 2005. He is a founding partner in Jacobs Chase Frick Kleinkopf & Kelley LLC, a mid-sized Denver law firm formed in 1995. Mr. Jacobs was the driving force behind Denver’s 1990 Major League Baseball Expansion bid and served as executive vice president and general counsel of the Colorado Rockies from the inception of the franchise in 1991 through February 1995. Prior to that, Mr. Jacobs practiced at the Denver law firm of Holme Roberts & Owen for 24 years, representing a variety of businesses and entrepreneurs in corporate finance, mergers and acquisitions, business planning and real estate matters. Mr. Jacobs is currently a director of the American Jewish Committee and of the Colorado Sports Hall of Fame.

Mr. Slingerlend has led CIBER’s rise as one of the leading IT services and outsourcing companies in the United States. He joined CIBER in January 1989 as executive vice president / chief financial officer, and was elected a director in 1994. He became president and chief operating officer in 1996, and was promoted to chief executive officer in March 1998. Prior to joining the company, Mr. Slingerlend spent 15 years in the banking industry, primarily as a commercial lender, and five years in corporate financial positions in the cable television and hospitality industries.

Mr. Stevenson is one of the founders of CIBER. He served as vice president in charge of recruiting and management of the technical staff from 1974 until November 1977 when he became chief executive officer. As chief executive officer from 1977 to 1998, he was responsible for all of the company’s operations. Mr. Stevenson has been a member of CIBER’s board of directors since its inception.

Conference Call/Webcast

CIBER is hosting a conference call with investors and analysts to discuss its leadership succession today at 9:00am ET/7:00am MT. The conference call may be heard live by visiting our investor relations website at www.ciber.com/cbr. We invite investors and analysts to participate in the conference call by calling (800) 762-8779 or (480) 629-9771, using the conference id number 4283889. A replay of the call will be available this afternoon until April 22, 2010 at (800) 406-7325 or (303) 590-3030, using the same conference id number 4283889.

About CIBER, Inc.

CIBER, Inc. (NYSE: CBR) is a pure-play international IT outsourcing and software implementation and integration consultancy with superior value-priced services and reliable delivery for both private and government sector clients. CIBER’s services are offered globally on a project- or strategic-staffing basis, in both custom and enterprise resource planning (ERP) package environments, and across all technology platforms, operating systems and infrastructures.

Founded in 1974 and headquartered in Greenwood Village, Colo., CIBER now serves client businesses from over 40 U.S. offices, 25 European offices and seven offices in Asia/Pacific. Operating in 18 countries, with more than 8,000 employees and annual revenue in excess of $1 billion, CIBER and its IT specialists continuously build and upgrade clients’ systems to “competitive advantage status.”  CIBER is included in the Russell 2000 Index and the S&P Small Cap 600 Index. CIBER, the Reliable Global IT Services Partner.  www.CIBER.com.

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.  CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements.  CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc.  Copyright© 2010.